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                                                                  Exhibit 23.3

                             CONSENT OF COUNSEL

   I hereby consent to the use of my name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement on Form S-3 of Sun Company, Inc. filed with the Securities and Exchange Commission on the date hereof.


                                                            JONATHAN C. WALLER



Philadelphia, Pennsylvania
May 20, 1994